Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                         For the Month of January 2000
                     Distribution Date of February 15, 2000
                            Servicer Certificate #21

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $238,277,336.75
Beginning Pool Factor                                      0.475732256

Principal and Interest Collections:
     Principal Collected                                 $9,846,561.62
     Interest Collected                                  $1,825,549.25

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $492,593.86
Total Additional Deposits                                  $492,593.86

Repos / Chargeoffs                                         $294,938.02
Aggregate Number of Notes Charged Off                              111

Total Available Funds                                   $12,164,704.73

Ending Pool Balance                                    $228,135,837.11
Ending Pool Factor                                           0.4554843

Servicing Fee                                              $198,564.45

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $13,226,616.87
     Target Percentage                                           5.25%
     Target Balance                                     $11,977,131.45
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                ($1,249,485.42)
     Ending Balance                                     $11,977,131.45

Current Weighted Average APR:                                   9.278%
Current Weighted Average Remaining Term (months):                32.92

Delinquencies                                             Dollars       Notes

     Installments:               1 - 30 days          $1,556,394.52     1,391
                                 31 - 60 days           $509,327.95       434
                                 60+  days              $172,477.55       109

     Total:                                           $2,238,200.02     1,413

     Balances:                   60+  days            $3,160,310.55       109

Memo Item - Reserve Account
     Prior Month                                     $12,509,560.18
+    Invest. Income                                      $73,000.84
+    Excess Serv.                                       $644,055.85
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $13,226,616.87

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of January 2000

                                                                          NOTES
                                                       TOTAL            CLASS A            CLASS B

                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $238,277,336.75
Ending Pool Balance                          $228,135,837.11

Collected Principal                            $9,846,561.62
Collected Interest                             $1,825,549.25
Charge - Offs                                    $294,938.02
Liquidation Proceeds / Recoveries                $492,593.86
Servicing                                        $198,564.45
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $11,966,140.28

Beginning Balance                            $238,277,336.75    $229,937,512.87      $8,339,823.88

Interest Due                                   $1,180,584.79      $1,138,190.69         $42,394.10
Interest Paid                                  $1,180,584.79      $1,138,190.69         $42,394.10
Principal Due                                 $10,141,499.64      $9,786,547.15        $354,952.49
Principal Paid                                $10,141,499.64      $9,786,547.15        $354,952.49

Ending Balance                               $228,135,837.11    $220,150,965.72      $7,984,871.39
Note / Certificate Pool Factor                                           0.4555             0.4555
   (Ending Balance / Original Pool Amount)
Total Distributions                           $11,322,084.43     $10,924,737.84        $397,346.59

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $644,055.85
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $13,226,616.87
(Release) / Draw                              ($1,249,485.42)
Ending Reserve Acct Balance                   $11,977,131.45

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of January 2000

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                  4                  3                 2                   1
                                    Sep-99             Oct-99             Nov-99            Dec-99              Jan-00
Beginning Pool Balance         $279,636,388.77    $269,652,556.73    $259,151,164.71    $247,643,719.91    $238,277,336.75

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $416,686.00        $922,868.12        $339,586.98        $333,991.33        $294,938.02
    Recoveries                   $1,010,509.68        $536,724.81        $388,832.71        $333,297.68        $492,593.86

Total Charged Off (Months 5, 4, 3)                  $1,679,141.10
Total Recoveries (Months 3, 2, 1)                   $1,214,724.25
Net Loss / (Recoveries) for 3 Mos                     $464,416.85 (a)

Total Balance (Months 5, 4, 3)                    $808,440,110.21 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    0.68935%

Trigger:  Is Ratio > 1.5%                                      No
                                                                          Nov-99            Dec-99              Jan-00

B)   Delinquency Trigger:                                              $2,068,551.45      $3,296,824.11      $3,160,310.55
     Balance delinquency 60+ days                                           0.79820%           1.33128%           1.32632%
     As % of Beginning Pool Balance                                         0.83854%           0.92848%           1.15193%
     Three Month Average

Trigger:  Is Average > 2.0%                                    No

C)   Noteholders Percent Trigger:                        2.39129%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer